Exhibit 99.2

(b)      Pro Forma Financial Information.

The following pro forma financial information is the result of combining the Company's reported historical financial information with the First Bank Branches historical financial information and making adjustments to the combined information to reflect events that have occurred or that are assumed to have occurred because of the acquisition. The pro forma information should be read in conjunction with the Company’s previously reported historical financial statements and the First Bank Branches financial statements included in this filing.

The pro forma condensed consolidating statements do not assume or include any possible cost savings or revenue opportunities that may be realized as a result of the combination. This condensed consolidating pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial position which would have resulted if the combination had been effected at the beginning of the periods presented or as of the date indicated or the financial position or results of operation which we might obtain in the future.

The following pro forma condensed combined financial information presents the financial position of the Company, including the effects of the purchase accounting adjustments and acquisition expenses, had the acquisition taken place at the dates identified (in thousands):

(Unaudited)		First Bank	Pro Forma
As of June 30, 2010	First Mid	Branches	Transactions	Note	Pro Forma
Assets
Cash and cash equivalents	$102,907	$1,673	$-		$104,580
Investment securities	276,570	-	-		276,570
Loans, net	664,580	131,327	(2,102)	A	793,805
Interdivisional investment funds	-	196,739	(15,610)	B	181,129
Interest receivable	5,645	681	-		6,326
Premises and equipment	15,163	5,274	7,685	C	28,122
Goodwill	17,363	-	8,390	D	25,753
Intangible assets	2,480	-	3,050	E	5,530
Other assets	24,571	-	-		24,571
Total assets	$1,109,279	$335,694	$1,413		$1,446,386

Liabilities
Deposits	$869,169	$334,844	$1,413	F	$1,205,426
Repurchase agreements with customers	73,758	343	-		74,101
Interest payable	719	226	-		945
Borrowings and other debt	44,870	-	-		44,870
Other liabilities	5,376	281	-		5,657
Total liabilities	993,892	335,694	$1,413		1,330,999
Stockholders’ equity	115,387	-	-		115,387
Total liabilities and stockholders’ equity	$1,109,279	$335,694	$1,413		$1,446,386

		First Bank	Pro Forma
As of December 31, 2009	First Mid	Branches	Transactions	Note	Pro Forma
Assets
Cash and cash equivalents	$90,411	$1,655	$-		$92,066
Investment securities	253,596	-	-		253,596
Loans, net	691,288	140,392	(2,102)	A	829,578
Interdivisional investment funds	-	171,171	(15,610)	B	155,561
Interest receivable	6,871	760	-		7,631
Premises and equipment	15,487	5,559	7,685	C	28,731
Goodwill	17,363	-	8,390	D	25,753
Intangible assets	2,832	-	3,050	E	5,882
Other assets	17,307	-	-		17,307
Total assets	$1,095,155	$319,537	$1,413		$1,416,105

Liabilities
Deposits	$840,409	$318,317	$1,413	F	$1,160,139
Repurchase agreements with customers	80,387	612	-		80,999
Interest payable	861	351	-		1,212
Borrowings and other debt	53,370	-	-		53,370
Other liabilities	8,907	257	-		9,164
Total liabilities	983,934	319,537	$1,413		1,304,884
Stockholders’ equity	111,221	-	-		111,221
Total liabilities and stockholders’ equity	$1,095,155	$319,537	$1,413		$1,416,105

Notes:

A	The difference between the fair value and acquired value of the acquired loans on the date of the acquisition. This amount is being accreted to interest income over the remaining term of the loans.

B	Core deposit premium paid (4.77% of core deposits).

C	The difference between the fair value and acquired value of the premises and equipment acquired on the date of the acquisition.

D	Goodwill resulting from acquisition.

E	Core deposit intangible asset. This amount is being amortized to other expense on a accelerated basis over the estimated life of ten years.

F
The difference between the fair value and acquired value of the acquired time deposits on the date of the acquisition. This amount is being amortized to interest expense over the remaining term of the time deposits.

The following pro forma condensed combined financial information presents the results of operations of the Company, including the effects of the purchase accounting adjustments and acquisition expenses, had the acquisition taken place at the beginning of each period (in thousands):

		First Bank	Pro Forma
For the year ended December 31, 2009	First Mid	Branches	Transactions	Note	Pro Forma
Net interest income	$35,572	$5,032	$2,057	A, B, C	$42,661
Provision for loan losses	3,594	-	1,000	D	4,594
Non-interest income	13,455	2,633	-		16,088
Non-interest expense	33,212	7,583	1,782	E, F, G	42,577
Income before taxes	12,221	82	(725)		11,578
Income tax expense (benefit)	4,007	29	(254)	H	3,782
Net income (loss)	$8,214	$53	$(471)		$7,796
Dividends on preferred shares	1,821	-	-		1,821
Net income available to common stockholders	$6,393	$53	$(471)		$5,975

Earnings per share:
Basic	$1.04				$.97
Diluted	$1.04				$.97

Basic weighted average shares	6,131,314				6,131,314
Diluted weighted average shares	6,167,193				6,167,193

(Unaudited)		First Bank	Pro Forma
For the six months ended June 30, 2010	First Mid	Branches	Transactions	Note	Pro Forma
Net interest income	$18,801	$3,137	$1,450	A, B, C	$23,388
Provision for loan losses	1,843	-	600	D	2,443
Non-interest income	6,111	1,225	-		7,336
Non-interest expense	16,498	3,624	1,271	E, F, G	21,393
Income before taxes	6,571	738	(421)		6,888
Income tax expense (benefit)	2,241	258	(147)	H	2,352
Net income (loss)	$4,330	$480	$(274)		$4,536
Dividends on preferred shares	1,131	-	-		1,131
Net income available to common stockholders	$3,199	$480	$(274)		$3,405

Earnings per share:
Basic	$.52				$.56
Diluted	$.52				$.56

Basic weighted average shares	6,099,922				6,099,922
Diluted weighted average shares	6,128,107				6,128,107

(Unaudited)		First Bank	Pro Forma
For the six months ended June 30, 2009	First Mid	Branches	Transactions	Note	Pro Forma
Net interest income	$17,095	$2,232	$1,450	A, B, C	$20,777
Provision for loan losses	1,242	-	600	D	1,842
Non-interest income	7,327	1,278	-		8,605
Non-interest expense	16,998	3,907	1,466	E, F, G	22,371
Income before taxes	6,182	(397)	(616)		5,169
Income tax expense (benefit)	1,998	(139)	(216)	H	1,643
Net income (loss)	$4,184	$(258)	$(400)		$3,526
Dividends on preferred shares	775	-	-		775
Net income available to common stockholders	$3,409	$(258)	$(400)		$2,751

Earnings per share:
Basic	$.56				$.45
Diluted	$.55				$.45

Basic weighted average shares	6,133,420				6,133,420
Diluted weighted average shares	6,178,132				6,178,132

Notes:

A	To reflect the accretion of the discount on loans acquired.

B	To reflect the amortization of the premium on time deposits acquired.

C	To reflect the decrease in interest income on interdivisional investments funds as a result of deposit premium paid.

D	To reflect additional provision for loan losses for the loans acquired.

E	To reflect amortization of the core deposit intangible asset.

F	To reflect additional depreciation from adjustment to market value of premises and equipment acquired.

G	To adjust for one-time acquisition costs for investment banker fees, legal fees, accounting fees and other miscellaneous expenses resulting from the transaction.

H	Tax effect of pro forma adjustments at an estimated tax rate of 35%.